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                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 1, 1996 included in TB Wood's Corporation's Form 10-K filed on March 28, 1996 for the year ended December 28, 1995 and to all references to our firm included in this Registration Statement.


                                                     Arthur Andersen LLP

Atlanta, Georgia
June 28, 1996